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                                                                      Exhibit 21
                                                         As of February 28, 2005

                       Quest Diagnostics Incorporated (DE)
      (Incorporated on December 12, 1990 in Delaware; FEIN No. 16-1387862)


                         Subsidiaries and Joint Ventures

100% Quest Diagnostics Holdings Incorporated (f/k/a SBCL, Inc.) (DE)
     100% Quest Diagnostics Clinical Laboratories, Inc. (f/k/a SmithKline
       Beecham Clinical Laboratories, Inc.) (DE)
        (33-l/3%) Compunet Clinical Laboratories (OH)
        (44%) Mid America Clinical Laboratories (IN)
        (51%) Diagnostic Laboratory of Oklahoma LLC (OK)

100% Quest Diagnostics Incorporated (CA)

100% Quest Diagnostics Incorporated (MD)
     100% Diagnostic Reference Services Inc. (MD)
           100% Pathology Building Partnership (MD) (gen. ptnrshp.)

100% Quest Diagnostics Incorporated (MI)

100% Quest Diagnostics Investments Incorporated (DE)
     100% Quest Diagnostics Finance Incorporated (DE)

100% Quest Diagnostics LLC (IL)
100% Quest Diagnostics LLC (MA)
100% Quest Diagnostics LLC (CT)

100% Unilab Corporation (DE)
     100% Unilab Acquisition Corporation, d/b/a FNA Clinics of America (DE)

100% Quest Diagnostics of Pennsylvania Inc. (DE)
     51% Quest Diagnostics Venture LLC (PA)
     53.5% Associated Clinical Laboratories (PA) (gen. ptnrshp.)
           100% North Coast General Services, Inc. (PA)

100% Quest Diagnostics of Puerto Rico, Inc.

100% Quest Diagnostics Receivables Inc. (DE)

100% Quest Diagnostics Ventures LLC (DE)

100% DPD Holdings, Inc. (DE)
     100% MetWest Inc. (DE)
          100% Diagnostic Path Lab, Inc. (TX)
           49% Sonora Quest Laboratories LLC (AZ)






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
100% American Medical Laboratories, Incorporated (DE)
     100% AML Inc. (DE)
          100% Quest Diagnostics Nichols Institute, Inc. (f/k/a Medical
               Laboratories Corporation) (VA)
          100% Quest Diagnostics Incorporated (NV)
               100% APL Properties Limited Liability Company (NV)

100% Lab Portal, Inc. (DE)

100% Lifepoint Medical Corporation (DE)
     100% C&S Clinical Laboratory, Inc. (NJ) (dba Clinical Diagnostic Services)

100% MedPlus, Inc. (OH)
     100% Worktiviti, Inc. (fka Universal Document Management Systems, Inc.) (OH)
     100% Valcor Associates Inc. (PA)

100% Nichols Institute Diagnostics (CA)

100% Nichols Institute Diagnostics Limited (UK)

100% Nichols Institute Diagnostics Trading AG (Switzerland)

100% Nichols Institute Diagnostika GmbH (Germany)
     100% Nichols Institute Diagnostika GmbH (Austria)

100% Nichols Institute International Holding B.V. (Netherlands)
     100% Nichols Institute Diagnostics B.V. (Netherlands)
     100% Nichols Institute Diagnostics SARL (France)

100% Nomad Massachusetts, Inc. (MA)
     100% Quest Diagnostics, S.A. de C.V. (Mexico)
     100% Analisis, S.A. (Mexico)
     100% Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
          100% Servicios de Laboratorio, S.A. de C.V. (Mexico)
     100% Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
     100% Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100% Quest Diagnostics do Brasil Ltda. (Brazil)

100% Quest Diagnostics Limited (UK)
     100% The Pathology Partnership plc (UK)




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